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                                                                     EXHIBIT 3.2


                                                                        FORM 245
CARD TECHNOLOGIES AUSTRALIA
UNIT 5
152-162 RILEY ST
EAST SYDNEY NSW 2010


CERTIFICATE OF REGISTRATION                               [AUSTRALIAN SECURITIES
ON CHANGE OF NAME                                            COMMISSION LOGO]

Corporations Law Sub-section 171 (12)

This is to certify that

CARD TECHNOLOGIES AUSTRALIA LIMITED

AUSTRALIAN COMPANY NUMBER 057 883 333

did on the thirty-first day of October 1997 change its name to

CHIP APPLICATION TECHNOLOGIES LIMITED

AUSTRALIAN COMPANY NUMBER 057 883 333

The company is a public company.

The company is limited by shares.

The company is registered under the Corporations Law of New South Wales and the date of commencement of registration is the twelfth day of November, 1992.





                                      Given under the seal of the
                                      Australian Securities Commission
[AUSTRALIAN SECURITIES                on this thirty-first day of October, 1997.
 COMMISSION COMMON SEAL]
                                      /S/ ALAN CAMERON
                                      ------------------------------------------
                                      Alan Cameron
                                      Chairman